CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 1 to the Registration Statement on Form S-3, 333-210981 of RiverSource® Group Variable Annuity Contract of our report dated February 23, 2017 relating to the consolidated financial statements, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota April 21, 2017